Exhibit 99.1
Recursion Reports Second Quarter 2021 Financials and Provides Business Updates

•Expanded the total number of research and development programs from 37 to 48
•Announced first internally-developed NCE is advancing to IND-enabling studies
•Planning to expand operations to Canada, with Toronto serving as a multidisciplinary hub
•Formed Therapeutics Advisory Board chaired by Joseph Miletich, MD, PhD

SALT LAKE CITY, August 13, 2021 — Recursion (Nasdaq : RXRX), a clinical-stage biotechnology company decoding biology by integrating technological innovations across biology, chemistry, automation, data science, and engineering, today reported financial results and business updates for its second quarter ending June 30, 2021.

Stage of Development
CLINICAL
PRECLINICAL
LATE DISCOVERY
EARLY DISCOVERY
New Chemical Entity
Known Chemical Entity
Early Discovery Program
NEUROINFLAMMATION
4 PROGRAMS
FAMILIAL ADENOMATOUS POLYPOSIS
IMMUNE CHECKPOINT RESISTANCE
ONCOLOGY
HEPATOCELLULAR CARCINOMA
CANCER IMMUNOTHERAPY TARGET ALPHA
CANCER IMMUNOTHERAPY TARGET BETA
12 PROGRAMS
NEUROFIBROMATOSIS TYPE 2
CEREBRAL CAVERNOUS MALFORMATION
GM2 GANGLIOSIDOSIS
PULMONARY ARTERIAL HYPERTENSION
CMT TYPE 2A
BATTEN DISEASE
4 PROGRAMS
CLOSTRIDIUM DIFFICILE COLITIS
SENOLYTICS
1 PROGRAM
12 PROGRAMS
Neuroscience
5 TOTAL PROGRAMS
Oncology
18 TOTAL PROGRAMS
Rare Disease
10 TOTAL PROGRAMS
Other
3 TOTAL PROGRAMS
Inflammation & Immunology
12 TOTAL PROGRAMS
Therapeutic Area

EU5 is defined as France, Germany, Italy, Spain and the UK. (1) Our program has the potential to address a number of indications within neuroinflammation, including multiple neurodegenerative diseases totalling at least 13 million patients in the US and EU5. (2) 730,000 annual incidence in US and EU5. (3) Annual US and EU5 prevalence (4) Worldwide prevalence (5) Annual US and EU5 incidence for all *NF2*-driven meningiomas. (6) Our program has the potential to address a number of indications driven by *MYC* alterations, totalling 120,000 patients in the US and EU5 annually. We have not finalized a target product profile for a specific indication. (7) Hereditary and sporadic symptomatic population.

"We are excited with how Recursion is expanding across many fronts in order to deliver on our mission to decode biology to radically improve lives," said Recursion Co-Founder & CEO Chris Gibson, PhD. "Not only is the company continuing to advance and expand the total number of its research and development programs, but we are expanding our operations to Canada to grow our capabilities and workforce and we are enhancing our expertise in research and development by forming a Therapeutics Advisory Board. Moreover, the company continues to build on its medicinal chemistry expertise, resulting in our first internally-developed new chemical entity being advanced to IND-enabling studies for potential treatment of C. difficile colitis."

Recursion finished the second quarter of 2021 with a portfolio of 4 clinical stage programs, 4 preclinical programs, 7 late discovery programs, and 33 early discovery programs, for a total of 48 research and development programs. Additionally, Recursion continued scaling the total number of executed phenomic experiments to over 82 million, the size of its proprietary data universe to approximately 9 petabytes, and the number of biological inferences to over 179 billion. Data have been generated across 37 human cell types, an in-house chemical library of over 706 thousand compounds, an in silico library of over 12 billion small molecules, and a growing team of more than 270 Recursionauts that is balanced between life scientists and computational and technical experts. The power of the Recursion OS is exemplified by the breadth of active research and development programs.

Summary of Business Highlights
•Clinical Programs
◦Familial adenomatous polyposis (FAP) (REC-4881): We plan to initiate a Phase 2, randomized, double-blind, placebo-controlled study to evaluate safety, pharmacokinetics, and efficacy of REC-4881 in classical FAP patients within the next 3 to 4 quarters.
◦Cerebral cavernous malformation (REC-994): We plan to initiate a Phase 2, double-blind, placebo-controlled safety, tolerability and exploratory efficacy study of REC-994 in the next 3 to 4 quarters.
◦Neurofibromatosis type 2 (REC-2282): We plan to initiate a parallel group, two stage, Phase 2/3, randomized, multicenter study within the next 3 to 4 quarters.
◦GM2 gangliosidosis (REC-3599): We plan to initiate a Phase 2 trial in the next 3 to 4 quarters.
•Notable Preclinical Programs
◦Clostridium difficile colitis (REC-3964): REC-3964 is an orally active, gut biased, small molecule C. difficile toxin B inhibitor, selected as Recursion’s first internally-developed new chemical entity (NCE) to advance to investigational new drug (IND)-enabling studies.
◦Immune checkpoint resistance in STK11-mutant non-small cell lung cancer (NSCLC): The lead molecule has completed dose optimization studies and has advanced into pharmacodynamic studies in rodent NSCLC models of STK11-mediated checkpoint resistance.
•Notable Late Discovery Programs
◦Cancer immunotherapy, target ‘alpha’: Undisclosed target ‘alpha’ was selected based on an inferential assessment of the strength of its relationship to known genes impacting immunotherapy response. A small molecule inhibitor of target alpha demonstrated robust single agent and combination activity with anti-PD1 in a CT26 model of immune checkpoint resistance, achieving 40% complete response in the combination arm.
◦Neuroinflammation: Multiple molecules from the lead chemical series demonstrated attenuated anti-inflammatory cytokine responses in a mouse pharmacodynamic model of neuroinflammation.
◦Oncology - small molecule MYC Inhibitors: Digital chemistry tools expanded multiple hit series with evidence of structure activity relationship. Multiple series are prioritized and undergoing optimization.
◦Batten disease: Multiple small molecule candidates are being evaluated in rodent pharmacodynamic models of Batten disease.
◦Charcot-Marie-Tooth type 2A (CMT2A): Multiple small molecule mechanistic classes will be assessed in a rodent model of CMT2A.
•Bayer AG Partnership: We continue to make progress in our collaboration with Bayer to discover small molecule drug candidates with the potential to treat fibrotic diseases. In the collaboration’s first year we have developed novel disease models and successfully leveraged the Recursion Operating System, or Recursion OS, to identify numerous active molecules and promising chemical families.
•Platform
◦PhenoMap Extensions: We began generating arrayed whole genome knockout and compound library PhenoMaps in two additional cell types. Additionally, we have made substantial progress in onboarding astrocytes as our first neuronal cell type.
◦Chemical Technology: Over the past quarter, we have incorporated additional virtual chemical library search methods into our digital chemistry tools and have begun reading out positive results from our first large-scale expansion searches for our NCE programs.
◦Orthogonomics: We have more than doubled the total number of genes and proteins measured in transcriptomic and proteomic experiments during the past quarter, leveraging these studies across multiple programs to discover new in vitro disease biomarkers that we may use to assess the efficacy of compounds.
•Facilities and Manufacturing: We have two construction projects in progress to expand our current headquarters and create a chemistry, manufacturing and controls (CMC) site in Salt Lake City. The expansion will allow us to improve our current platform by increasing capacity and automation, growing our compound and biobank libraries, further scaling proteomics and transcriptomics capabilities, and beginning the buildout of automated chemical compound microsynthesis. The CMC site will bolster our capabilities in analytical and formulation chemistry as well as small molecule manufacturing for early clinical trials for a subset of our key programs.
•Expanding Operations to Canada: We announced our intention to launch our first major expansion beyond our Salt Lake City headquarters, with Toronto to serve as a multidisciplinary hub across data science, machine learning, engineering and computational biology. Additionally, we announced a multi-year collaboration with Mila, the Quebec Artificial Intelligence Institute, to accelerate Recursion's machine learning capabilities.

Second Quarter 2021 Financial Results

•Cash Position: Cash and cash equivalents were $632.7 million as of June 30, 2021 and included net proceeds of $462.4 million from the company’s April 2021 initial public offering.
•Revenue: Total revenue, consisting primarily of revenue from collaborative agreements, was $2.5 million for the second quarter of 2021, compared to $186 thousand for the second quarter of 2020. The increase was primarily due to progress in our collaboration with Bayer.
•Research and Development Expenses: Research and development expenses were $29.6 million for the second quarter of 2021, compared to $13.2 million for the second quarter of 2020. The increase in research and development expenses was primarily due to an increased number of experiments run through the Recursion OS, an increased number of preclinical assets being validated, and increased clinical study-related costs.
•General and Administrative Expenses: General and administrative expenses were $13.9 million for the second quarter of 2021, compared to $5.2 million for the second quarter of 2020. The increase in general and administrative expenses was due to growth in size of the company's operations, including an increase in salaries and wages of $5.7 million, equipment costs, human resources-related costs, facilities costs, finance costs and other administrative costs associated with operating a high-growth company.
•Net Loss: Net loss was $43.4 million for the second quarter of 2021, compared to a net loss of $18.9 million for the second quarter of 2020.

Other Corporate Updates

•Therapeutics Advisory Board: A Therapeutics Advisory Board is being formed to advise Recursion's executive team and Board of Directors regarding key research and development issues. The Therapeutics Advisory Board is chaired by Joseph Miletich, MD, PhD, who previously was Merck Research Laboratories' Senior Vice President of Research Sciences and is currently Senior Scientific Advisor to Merck's CEO.
•Altitude Lab: Altitude Lab, a healthcare and life sciences incubator co-founded by Recursion in 2020, announced the launch of its Investor Coalition to fund, mentor, and provide resources for Altitude-incubated startups in Utah. The Investor Coalition aims to collectively invest $50 million in Altitude's startups over the next three years.
•Equity Index Inclusion: In Q2 2021, Recursion was added to a number of equity indices including the CRSP US Total Market, NASDAQ Composite, Russell 2000, Russell 3000, and S&P Total Market indices. These indices determine membership primarily by objective, market-capitalization rankings and style attributes.

About Recursion
Recursion is a clinical-stage biotechnology company decoding biology by integrating technological innovations across biology, chemistry, automation, machine learning, and engineering. Our goal is to radically improve the lives of patients and industrialize drug discovery. Central to our mission is the Recursion Operating System, which combines an advanced infrastructure layer to generate what we believe is one of the world's largest and fastest-growing proprietary biological and chemical datasets. We combine that with the Recursion Map, a suite of custom software, algorithms, and machine learning tools that we use to explore foundational biology unconstrained by human bias and navigate to new biological insights. We are a biotechnology company scaling more like a technology company. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

Contact
Elyse Freeman - Communications and Content Manager
InvestorRelations@Recursion.com

Condensed Consolidated Statements of Operations

Recursion Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue
Grant revenue	$49	$186	$111	$246
Operating revenue	2,500	—	5,000	—
Total revenue	2,549	186	5,111	246

Operating expenses
Research and development	29,624	13,244	53,733	26,086
General and administrative	13,854	5,159	22,791	10,720
Total operating expenses	43,478	18,403	76,524	36,806

Loss from operations	(40,929)	(18,217)	(71,413)	(36,560)
Other loss, net	(2,472)	(726)	(2,705)	(807)
Net loss and comprehensive loss	$(43,401)	$(18,943)	$(74,118)	$(37,367)

Per share data
Net loss per share of Class A and B common stock, basic and diluted	$(0.31)	$(0.88)	$(0.91)	$(1.73)
Weighted-average shares (Class A and B) outstanding, basic and diluted	138,360,646	21,652,277	81,022,240	21,646,118

Condensed Consolidated Balance Sheets

Recursion Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$632,738	$262,126
Restricted cash	10,232	5,041
Accounts receivable	49	156
Other current assets	4,616	2,155
Total current assets	647,635	269,478

Property and equipment, net	48,549	25,967
Intangible assets, net	2,338	2,490
Other non-current assets	68	650
Total assets	$698,590	$298,585

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$3,196	$1,074
Accrued expenses and other liabilities	12,710	10,485
Current portion of unearned revenue	10,000	10,000
Current portion of notes payable	3,135	1,073
Current portion of lease incentive obligation	499	467
Total current liabilities	29,540	23,099

Deferred rent	2,819	2,674
Unearned revenue, net of current portion	11,667	16,667
Notes payable, net of current portion	9,423	11,414
Lease incentive obligation, net of current portion	2,427	2,708
Total liabilities	55,876	56,562

Commitments and contingencies

Convertible preferred stock	—	448,312
Stockholders’ equity (deficit)
Common stock (Class A and B)	2	—
Additional paid-in capital	930,431	7,312
Accumulated deficit	(287,719)	(213,601)
Total stockholders’ equity (deficit)	642,714	(206,289)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$698,590	$298,585

Forward Looking Statements
This document contains information that includes or is based upon "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding Recursion’s mission; research and development activities; plans with respect to preclinical, clinical, and late discovery programs; collaborations; prospective products and their anticipated future applications or performance; platform; technology; facilities expansion; growth; expenses; our ability to obtain, maintain and enforce intellectual property and cybersecurity protections, and business and financial performance; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” “target,” and similar terms. These statements and their underlying assumptions are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Such risks and uncertainties include, but are not limited to challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure remains high and failure can unexpectedly occur at any stage prior to regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to fund development activities and achieve development goals; the success of our collaboration activities; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; the impact of the COVID-19 pandemic on our business, clinical trials, financial condition, and results of operations; our ability to obtain, maintain, and enforce intellectual property and cybersecurity protections; our ability to attract, motivate, and retain key employees; and other risks and uncertainties described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including Recursion’s Prospectus for our initial public offering filed on April 16, 2021 and our recent Quarterly Report on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.